                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-57895


PROSPECTUS SUPPLEMENT
DATED SEPTEMBER 30, 1998

(To Prospectus dated June 26, 1998)


                                  ADAPTEC, INC.

                        1,241,538 Shares of Common Stock

                             -----------------------



     This Prospectus Supplement, together with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

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                             SELLING SECURITYHOLDERS

     The table captioned "Selling Securityholders" commencing on pages 9 and 10 of the Prospectus is hereby amended to reflect the distribution from Silicon Venture Partners, LLC of its 217,967 shares of Adaptec, Inc. common stock to the individuals/entities listed below on this page 2 of this Supplement.

                                                                 NUMBER OF SHARES OF
                                                             COMMON STOCK BENEFICIALLY
                                                                   OWNED AND OFFERED
                    SELLING SECURITYHOLDERS                               HEREBY
                    -----------------------                       -------------------------
Thomas Armstrong................................................           4,024
C. William Carey.................................................          6,036
Dr. James Considine..............................................          6,036
Donald Creamer...................................................          6,036
Gerald E. Davidson Irrevocable Trust.............................          6,036
R. Ernest Ferrell Charitable Remainder Unitrust..................          8,048
Charles Fuller...................................................          4,024
Shirley Hallberg.................................................          6,036
W. Hardy & Eleanor Hendren.......................................          6,036
Anita Howe-Waxman................................................          8,048
Judith Isroff....................................................          6,036
Dr. Lawrence & Janet Kaplan......................................          4,024
Robert Levine IRA................................................          4,024
101507 Canada....................................................          6,036
Karl Matthies....................................................          8,048
Tom & Ann McNamara...............................................          4,024
Glenn Oclassen Charitable Remainder Unitrust.....................          6,036
Dr. Stephen O'Connor.............................................          6,036
Michael Ohanian..................................................          6,036
David Paradise...................................................          6,036
Jeffrey Parker Charitable Remainder Unitrust.....................          8,048
Jeffrey Parker Family Limited Partnership........................          8,048
Douglas Percy....................................................          4,024
Darvin Schanley..................................................          4,024
Barry Scheur.....................................................          6,036
Joseph Sullivan..................................................          6,036
TFA Lp...........................................................          8,048
Arnold Thompson..................................................          6,036
Betty Thompson...................................................          4,024
LNY LLC..........................................................          8,048
Michael Doyle....................................................             80
Karen Gerrior....................................................            160
Robert Katz......................................................            482
Tom LaHaise......................................................            160
Elisabeth & Mary Reynolds........................................             80
Isabel & Eric Scharmer...........................................            160
Abby Marr........................................................            321
Jessica Bain.....................................................            160
Newbury Street International  LLC................................         37,296
                                                                         -------
                                                                         217,967

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